EXHIBIT 5.1

[HUGHES SUPPLY, INC. LETTERHEAD]

September 17, 2004

Hughes Supply, Inc.

Corporate Office

One Hughes Way

Orlando, Florida 32805

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary for Hughes Supply, Inc., a Florida corporation (the “Company”), I have acted as counsel for the Company in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on June 14, 2004, with respect to the offering and issuance from time to time (1) by the Company of up to $700,000,000 aggregate offering price of the following: (a) one or more series of the Company’s debt securities (the “Debt Securities”), (b) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), (c) warrants (the “Warrants”), (d) contracts for the purchase and sale of Common Stock (the “Stock Purchase Contracts”) and/or (e) units consisting of two or more of the foregoing securities (the “Units”) and (2) by a shareholder of the Company of up to 300,000 shares of Common Stock (as adjusted for the two-for-one stock split effective September 22, 2004) (the “Selling Shareholder’s Shares). The Debt Securities, Common Stock, Warrants, Stock Purchase Contracts, and Units are herein collectively referred to as the “Securities.” All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

In furnishing this opinion I have examined the originals, or certified copies or otherwise identified to my satisfaction, of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as conformed or photostatic copies.

Based on the foregoing and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company as to the type of Security being offered (including, without limitation, the due reservation of any Common Stock for issuance), the effectiveness of the Registration Statement, the due authorization, execution and delivery of the relevant indenture(s) or supplemental indenture(s) pursuant to which any Debt Securities or Warrants, may be issued (the “Indenture”), and, with respect to the Indenture, compliance with the Trust Indenture Act of 1939, as amended (the “TIA”), the due authorization, execution and delivery of the relevant warrant agreement relating to any Warrants (the “Warrant Agreement”), the due authorization, execution and delivery of the relevant stock purchase contract agreement relating to any Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) and the due authorization, execution and delivery of the relevant unit agreement relating to any Units (the “Unit Agreement”) and the qualifications and limitations set forth below, I am of the opinion that:

(1) the Debt Securities, Warrants and Stock Purchase Contracts (including any Debt Securities, Warrants or Stock Purchase Contracts that are part of any Units), and Units, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement and the related prospectus supplement describing the terms of the Debt Securities, Warrants, Stock Purchase Contracts, and Units as issued, will be validly issued, fully paid and nonassessable;

(2) the Debt Securities so issued (including any as part of any Units) will be legally binding obligations of the Company, entitled to the benefits provided under the Indenture approved by the Board of Directors of the Company pursuant to which they are issued, except as enforcement thereof may be limited by the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law;

Hughes Supply, Inc.

Corporate Office

(3) any Warrants so issued (including any as part of any Units) will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Warrant Agreement approved by the Board of Directors of the Company;

(4) any Stock Purchase Contracts so issued (including any as part of any Units) will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Stock Purchase Contract Agreement approved by the Board of Directors of the Company;

(5) any Units so issued will be legally binding obligations of the Company, entitled to the benefits provided under the applicable Unit Agreement approved by the Board of Directors of the Company;

(6) the Common Stock issued separately or upon the conversion of any Debt Securities so issued that are convertible and upon the exercise of any Warrants and upon any settlement of any Stock Purchase Contract or as part of any Units so issued (a) will have been duly authorized and reserved for issuance separately, upon conversion of such Debt Securities or exercise of any such Warrants or settlement of any such Stock Purchase Contract or as part of any Units, upon the respective issuance of each, as the case may be, and (b) upon the issuance of such Common Stock separately against payment in full therefor in an amount exceeding the par value, if any, thereof or pursuant to (i) the Indenture upon valid conversion of such Debt Securities, (ii) exercise of such Warrants and payment in full of the exercise price provided for therein, (iii) settlement of such Stock Purchase Contract, or (iv) as part of any Unit, as the case may be, will be validly issued, fully paid and nonassessable; and

(7) The Selling Shareholder’s Shares are validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

(1) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Restated Articles of Incorporation of the Company, and its Bylaws (subject to the further assumption that the Restated Articles of Incorporation and Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

(2) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 of the Act will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

(3) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities and/or the Selling Shareholder’s Shares offered thereby;

(4) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein;

(5) with respect to Debt Securities or, where applicable, Warrants or Units, the applicable trustee shall have been qualified under the TIA and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement; and

(6) in the case of an Indenture, Warrant Agreement, Stock Purchase Contract Agreement, Unit Agreement, or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

In rendering this opinion, I am not expressing any opinion as to the laws of any jurisdiction other than the State of Florida and the United States of America, and I assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effects of such laws thereon.

This opinion may not be quoted in whole or in part without my prior written consent. This opinion may be filed as an exhibit to the Registration Statement.

Very truly yours,

/s/ JOHN Z. PARÉ
John Z. Paré Senior Vice President, General Counsel and Secretary